Exhibit 99.9

PRUDENTIAL FINANCIAL, INC.

Schedule V

Valuation and Qualifying Accounts

For the Years Ended December 31, 2006, 2005 and 2004 (in millions)

		Additions
Description	Balance at Beginning of Period	Charged to Costs and Expenses	Other		Deductions		Affect of Foreign Exchange Rates	Balance at End of Period

2006
Allowance for losses on commercial loans	$248	$—	$—		$64	(a)	$1	$185
Valuation allowance on deferred tax asset	676	4	—		75	(b)	(13)	592

	$924	$4	$—		$139		$(12)	$777

2005
Allowance for losses on commercial loans	$600	$—	$—		$303	(c)	$(49)	$248
Valuation allowance on deferred tax asset	677	167	—		151	(b)	(17)	676

	$1,277	$167	$—		$454		$(66)	$924

2004
Allowance for losses on commercial loans	$597	$—	$—		$19	(d)	$22	$600
Valuation allowance on deferred tax asset	230	15	435	(e)	35	(b)	32	677

	$827	$15	$435		$54		$54	$1,277

(a)	Represents $57 million of release of allowance for losses and $7 million of charge-offs, net of recoveries.
(b)	Represents, primarily, utilization and expiration of net operating losses.
(c)	Represents $273 million of release of allowance for losses and $30 million of charge-offs, net of recoveries.
(d)	Represents $12 million of release of allowance for losses and $7 million of charge-offs, net of recoveries.
(e)	Includes the establishment of a $443 million valuation allowance related to Hyundai, recorded at the date of acquisition.